FUND PARTICIPATION AGREEMENT

         THIS AGREEMENT is entered into as of the ___ day of ______, 2008, among MetLife Investors USA Insurance Company, a Delaware life insurance company, MetLife Investors Insurance Company, a Missouri life insurance company, and First MetLife Investors Insurance Company, a New York life insurance company (the "Insurance Company"), (on behalf of themselves and certain of their separate accounts); Met Investors Advisory LLC, a Delaware limited liability corporation ("MIA"); Met Investors Series Trust (the "Trust"), an open-end management investment company organized under the laws of Delaware; American Funds Insurance Series (the "Series"), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts; and Capital Research and Management Company ("CRMC"), a corporation organized under the laws of the State of Delaware.

                                   WITNESSETH:

         WHEREAS, Insurance Company has issued or proposed to issue to the public, now and in the future, certain variable annuity contracts and variable life insurance policies for which the Trust is the underlying investment vehicle (the "Contracts"); and

         WHEREAS, Insurance Company has established one or more separate accounts (the "Accounts"), for the purposes of issuing the Contracts and has or will register each Account (unless the Account is exempt from such registration) with the United States Securities and Exchange Commission (the "SEC") as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act"); and

         WHEREAS, the Series is divided into various funds (the "Funds"), each Fund being subject to certain fundamental investment policies which may not be changed without a majority vote of the shareholders of such Fund; and

         WHEREAS, the Trust is divided into various series or portfolios (the "Portfolios"), each Portfolio being subject to certain fundamental investment policies which may not be changed without a majority vote of the shareholders of each Portfolio; and

         WHEREAS, each Account is divided into subaccounts which invest in corresponding Portfolios as the underlying investment media for the Contracts; and

         WHEREAS, certain Portfolios set forth in Appendix A desire to invest from time to time in one or more of the Funds; and

         WHEREAS, the Trust and MIA have received an Order from the Securities and Exchange Commission dated ____ (Release No. _____, File No. ______) granting exemption from Section 12(d)(1)(A) and (B) and Section 17(a) of the Investment Company Act of 1940 (the "Order"); and

         WHEREAS, the Series has received a "Mixed and Shared Funding Order" from the SEC granting relief from certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of the Funds to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies (the "Mixed and Shared Funding Order"); and

         WHEREAS, CRMC is the investment adviser for the Series; and

         WHEREAS, MIA is the investment adviser for the Trust.

         NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Insurance Company, the Trust, the Series and CRMC hereby agree as follows:

1. The Series and CRMC each represents and warrants to Insurance Company and the Trust that:
         (i) a registration statement under the Securities Act of 1933 (the "1933 Act") and under the 1940 Act respect to the Series has been filed with the SEC in the form (as currently amended and supplemented) previously delivered to Insurance Company and the Trust, and copies of any and all further amendments or supplements thereto will be forwarded to Insurance Company at the time that they are filed with the SEC;

         (ii) the Series is, and shall be at all times while this Agreement is in force, lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts;

         (iii) the Series is and shall remain registered as an open-end management investment company under the 1940 Act;

         (iv) the Series' registration statement and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the SEC thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Series by Insurance Company expressly for use therein;

         (v) the Series and CRMC will comply with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder;

         (vi) the Series is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code") and that each will make every effort to maintain such qualification (under Subchapter M of the Code or any successor or similar provision) and that each will notify Insurance Company and the Trust immediately upon having a reasonable basis for believing that the Series has ceased to so qualify or that the Series might not so qualify in the future; and

         (vii) the Series and CRMC represent that each has received a copy the Order, and each hereby agree to fulfill their responsibilities under the Order as set forth in the Order and in this agreement.

2. (a) Insurance Company represents and warrants to the Series and CRMC that:

         (i) the Contracts are or will be registered under the 1933 Act or are exempt from or not subject to registration thereunder;

         (ii) the Contracts are currently and at the time of issuance will be treated as annuity contracts and life insurance policies, as applicable, under applicable provisions of the Code, that it will maintain such treatment and that it will notify the Series and CRMC immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future;

         (iii) the Contracts will be issued, sold and distributed in compliance in all material respects with all applicable state and federal laws, rules and regulations;

         (iv) that each Account has been, or will be, established as a segregated asset account under applicable law and has registered or, prior to the issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the 1940 Act (unless exempt from registration) to serve as segregated asset accounts for the Contracts, and that Insurance Company will maintain such registration for so long as any Contracts are outstanding;

         (v) it shall amend all registration statements under the 1933 Act and the 1940 Act, as applicable, with respect to both the Accounts and the Contracts from time to time as required by applicable law. Insurance Company shall register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by Insurance Company;

         (vi) each Portfolio is a permitted investor in the Series in accordance with Section 817(h)(4)(A) of the Code.

         (vii) any information furnished in writing by Insurance Company and the Trust to the Series for use in the registration statement of the Series will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be state therein or necessary to make the statements therein not misleading.

         (b) The Trust represents and warrants to the Series and CRMC that:

         (i) the shares of the Portfolios listed on Appendix A are or will be registered under the 1933 Act and that the shares will be issued, sold and distributed in compliance in all material respects with all applicable state and federal laws, rules and regulations;

         (ii) it has been lawfully organized and is validly existing under the laws of Delaware, is registered as an open-end management investment company under the 1940 Act and to serve as an investment vehicle for the Accounts, will maintain such registration for so long as it serves as such an investment vehicle and has a principal underwriter, MetLife Investors Distribution Company, which is registered as a broker-dealer under the Securities Exchange Act of 1934; and

         (iii) it shall amend all registration statements under the 1933 Act and the 1940 Act, as applicable, with respect to the shares of the Portfolios listed on Appendix A from time to time as required by applicable law. The Trust shall register and qualify the shares of the Portfolios listed on Appendix A for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Trust.

         (iv) at the time of investing in the shares of a Fund in excess of three percent of the total outstanding voting stock of the Fund, the Trust shall notify the Series and CRMC of the investment and transmit to CRMC on behalf of the Series, a list of the names of each Fund of Funds Affiliate (as defined in the Order) and Underwriting Affiliates (as defined in the Order);

         (v) in the case of a subadvised Portfolio, the Trust represents and warrants that it shall notify the Series and CRMC of the investment and cause the Portfolio's subadviser to transmit to CRMC on behalf of the Series, a list of the names of each Fund of Funds Affiliate and Underwriting Affiliates with respect to the subadviser; and

3. The Series will furnish to Insurance Company and the Trust such information with respect to the Series in such form and signed by such of its officers as Insurance Company and/or the Trust may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. The Series will advise Insurance Company and the Trust immediately of: (a) the issuance by the SEC of any stop order suspending the effectiveness of the registration statement of the Series or the initiation of any proceeding for that purpose; (b) the institution of any proceeding, investigation or hearing involving the offer or sale of the Series of which it becomes aware; or (c) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Series or which requires the making of a change therein in order to make any statement therein not misleading.

4. The Series will use its best efforts to register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Series as may reasonably be necessary for investment by the Portfolios under this Agreement.

5. The Series agrees to make Class 1 shares of the Funds specified in Appendix B available for investment by the Portfolios.

6. CRMC and the Series shall report to Insurance Company any material error in the calculation of the net asset values, dividends or capital gain information as soon as practicable upon discovery. In the event of any material error in the calculation or communication of net asset value, dividends or capital gain information or delay in the communication by CRMC, the Series will act in accordance with its then current policies and procedures relating to error correction which policies and procedures shall be in accordance with the 1933 Act and 1940 Act (and any applicable regulations thereunder) and SEC policies regarding pricing errors, including in regards to when the party responsible for the error must compensate a Fund or its shareholders for any losses.

7. The Series will make its shares available indefinitely for the purchase at the applicable net asset value per share by the Trust and its Portfolios on those days on which the Series calculates its net asset value pursuant to the rules of the SEC, and the Series shall use its best efforts to calculate such net asset value on each day on which the NYSE is open for trading. The Series shall make the net asset value per share for each of the Funds available to the Trust on a daily basis as soon as reasonably practical after the Series calculates its net asset value per share, and the Series shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time. The Series is responsible for maintaining net asset values for the Funds in accordance with the requirements of the 1940 Act and its current prospectus. The Series will provide Insurance Company and the Trust with securities holdings reports for each Fund as soon as reasonably practicable after each calendar quarter.

8. (a) The Series reserves the right to suspend or terminate sales of the Series' shares to the Trust and the Portfolios if such action is required by law, or if the Board of Trustees of the Series (the "Board") while exercising its independent judgment and acting in good faith and in light of its fiduciary duties under federal law and any applicable state laws, deems it necessary, appropriate and in the best interest of the Series and its shareholders or in response to the order of an appropriate regulatory authority.

         (b) Insurance Company and the Trust have policies and procedures in place to detect and discourage short-term or disruptive trading practices, which may include (but is not limited to) monitoring Contract holder trading activity. Insurance Company and the Trust reserve the right to refuse, to impose limitations on, or to limit any transaction request if the request would tend to disrupt Contract administration or is not in the best interest of the Contract holders or an Account or subaccount thereof.

9. The Trust reserves the right to suspend or terminate purchases of the Series' shares by the Trust at any time.

10. Transfer of the Series' shares will be by book entry only. No stock certificates will be issued to the Portfolios or the Trust. Shares ordered from a particular Fund will be recorded by CRMC or the Series' transfer agent as instructed by the Trust in an appropriate title for the corresponding Portfolio.

11. The Series shall furnish notice promptly to the Trust of any dividend or distribution payable on any shares of the Series held by the Portfolios. The Trust hereby elects to receive all such dividends and distributions as are payable on shares of a Fund recorded in the title for the corresponding Portfolio in additional shares of that Fund. The Series shall notify the Trust of the number of shares so issued. The Trust reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

12. The Series shall pay all expenses incidental to its performance under this Agreement. The Series shall see to it that all of its shares are registered and authorized for issue in accordance with applicable federal and state securities laws prior to their purchase by the Trust for the Portfolios. The Series shall bear the expenses for the cost of registration of its shares, preparation of Series' prospectuses to be sent to existing Contract owners (where applicable), proxy materials and reports, the printing and distribution of such items to shareholders, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer of the Series' shares subject to this Agreement.

13. Insurance Company and the Trust shall each pay all expenses incidental to their respective performance under this Agreement. Insurance Company and the Trust shall each bear their respective expenses for the cost of preparation and delivery of the Series', Contract and Trust prospectuses to be sent to prospective Contract owners.

14. Insurance Company, the Trust and their affiliates shall make no representations concerning the Series' shares except those contained in the then current prospectus of the Series, in such printed information subsequently issued on behalf of the Series or the other funds managed by CRMC as supplemental to the appropriate Fund prospectus.

15. Shares of the Series may be offered to separate accounts of various insurance companies in addition to the Trust and otherwise in accordance with the Mixed and Shared Funding Order. Shares of the Series shall be sold only to investors permitted by Treas. Reg. Section 1.817-5(f).

16. The Series hereby notifies Insurance Company that it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the risks of mixed and shared funding.

17. The Series agrees to diversify the various Funds of the Series in accordance with the requirements of Section 817(h) of the Code relating to the diversification requirements for variable annuity, endowment and life insurance contracts. If for any reason the Series fails to diversify the Funds in accordance with Section 817(h) of the Code, the Series and CRMC will immediately notify the Insurance Company and the Trust of such failure, and the Series shall use its best efforts to immediately comply with such diversification requirements and in this regard time is of the essence.

18. Insurance Company shall be responsible for assuring that the Account calculates pass-through voting privileges of Contract owners in a manner consistent with the method of calculating pass-through voting privileges set forth in the current Contract

18. Insurance Company agrees to indemnify and hold the Series and CRMC harmless against any and all losses, claims, expenses, damages, or liabilities (including legal and other expenses) to which the Series and CRMC may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise as a result of Insurance Company's:

         (a) making untrue statements of material facts or omitting material facts in the Contracts' registration statements, prospectuses or sales literature;

         (b) making untrue statements of material facts that the Series includes in its materials, provided the Series relies on information supplied by Insurance Company;

         (c) unlawful conduct by Insurance Company with respect to the sale of the Contracts, Portfolios or Fund shares; and

         (d) material breach of this Agreement or a representation or warranty;


19. The Trust agrees to indemnify and hold the Series and CRMC harmless against any and all losses, claims, expenses, damages, or liabilities (including legal and other expenses) to which the Series and CRMC may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise as a result of the Trust's:

         (a) making untrue statements of material facts or omitting material facts in the Trust's registration statements, prospectuses or sales literature;

         (b) making untrue statements of material facts that the Series includes in their materials, provided the Series relies on information supplied by the Trust;

         (c) unlawful conduct by the Trust with respect to the sale of the Portfolios; and

         (d) material breach of this Agreement or a representation or warranty;


20. The Series and CRMC each agrees to indemnify and hold Insurance Company, the Trust and any affiliate, control person, shareholder, director, officer or employee of Insurance Company (collectively, "Insurance Company Affiliates") harmless against any and all losses, claims, expenses, damages, or liabilities (including legal and other expenses) to which such Insurance Company Affiliate may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise as a result of:

(a) the Series' or CRMC's making untrue statements of material facts or omitting material facts in the Series' registration statement, prospectus or sales literature;

(b) the Series' or CRMC's making untrue statements of material facts that a Insurance Company Affiliate includes in its materials, provided such Insurance Company Affiliate relies on information supplied by the Series;

(c) the Series' or CRMC's unlawful conduct with respect to the sale of the Contracts, Portfolios or Fund shares;

(d) the Series' or CRMC's material breach of this Agreement or any representation or warranty set forth in this Agreement;


21. The Trust, MIA, the Series and CRMC each acknowledge that it understands the terms and conditions of the Order, a copy of which is attached as Appendix C, and that each shall each comply with the terms and conditions of the Order and adopt such procedures as may be necessary to comply with such terms and conditions.

23. The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate:


(a) at the option of Insurance Company or the Trust, immediately upon written notice,;


(b) by the Series or CRMC upon six months' written notice to Insurance Company and the Trust;

(c) by mutual agreement at any time.

The effective date for termination pursuant to any notice given under this Paragraph shall be calculated beginning with the date of receipt of such notice.

24. All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received: (a) when delivered by hand (with written confirmation of receipt); (b) when sent by facsimile (with written confirmation receipt), provided that a copy is mailed by registered mail, return receipt requested; or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to the Series:

American Funds Insurance Series
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention: Michael J. Downer, Senior Vice President
Facsimile No.: 213-486-9041

If to CRMC:

Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention: Michael J. Downer, Senior Vice President and Legal Counsel,
         Fund Business Management Group, and Secretary
Facsimile No.: 213-486-9041

In either case with a copy to:
Capital Research and Management Company 333 S. Hope Street, 55th Floor Los Angeles, California 90071
Attention: Kenneth R. Gorvetzian, Vice President and Senior Counsel,
         Fund Business Management Group
Facsimile No.: 213-486-9041

If to Insurance Company:

MetLife Investors USA Insurance Company,
MetLife Investors Insurance Company, or
First MetLife Investors Insurance Company
5 Park Plaza, Suite 1900
Irvine, California, 92614
Attention: Elizabeth Forget, Executive Vice President

If to the Trust:

Met Investors Series Trust
5 Park Plaza, Suite 1900
Irvine, California, 92614
Attention: Elizabeth Forget,  President

If to MIA:
Met Investors Advisory LLC
5 Park Plaza, Suite 1900
Irvine, California, 92614
Attention: Elizabeth Forget, President

In either case with a copy to:
Met Investors Advisory LLC
5 Park Plaza, Suite 1900
Irvine, California, 92614
Attention: Jack P. Huntington, Vice President and Senior Counsel

25. If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to such business, after termination.

26. The obligations of the Series under this Agreement are not binding upon any of the Trustees, officers, employees or shareholders (except CRMC if it is a shareholder), of the Series individually, but bind only the Series' assets. When seeking satisfaction for any liability of the Series in respect of this Agreement, Insurance Company, on behalf of itself, the Accounts and the Trust and the Account agree not to seek recourse against said Trustees, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction. Insurance Company and the Trust also agree that the obligations of each Fund hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and Insurance Company and the Trust agree not to proceed against any Fund for the obligations of another Fund.

27. The obligations of the Trust under this Agreement are not binding upon any of the Trustees, officers, employees or shareholders (except Insurance Company if it is a shareholder), of the Trust individually, but bind only the Trust's assets. When seeking satisfaction for any liability of the Trust in respect of this Agreement, the Series and CRMC agree not to seek recourse against said Trustees, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction. The Series and CRMC also agree that the obligations of each Portfolio hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the Series and CRMC agree not to proceed against any Portfolio for the obligations of another Portfolio.

28. This Agreement shall be construed in accordance with the laws of the State of California and subject to the provisions of all applicable federal securities laws and the terms shall be construed in accordance therewith.

29. This Agreement and the parties' rights, duties, and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other party hereto, with such consent not to be unreasonably withheld. Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void.

30. In addition to any provision of this Agreement which specifically states that it survives termination of this Agreement, the following Paragraphs shall survive any termination hereof: 12, 13, 17-20 and 24-30.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.



                                                     AMERICAN FUNDS INSURANCE SERIES

Attest:                                              By:  ____________________________________
                                                     Its:     Secretary
----------------------------

                                                     CAPITAL RESEARCH AND MANAGEMENT
                                                     COMPANY


Attest:                                              By:  ____________________________________
                                                     Its:     Vice President and Secretary
----------------------------

                                                     METLIFE INVESTORS USA INSURANCE COMPANY



Attest:                                              By:  ____________________________________
                                                     Its ______________________________________
----------------------------
                                                     METLIFE INVESTORS INSURANCE COMPANY



Attest:                                              By:  ____________________________________
                                                     Its ______________________________________
----------------------------
                                                     FIRST METLIFE INVESTORS INSURANCE COMPANY



Attest:                                              By:  ____________________________________
                                                     Its _______________________________________
----------------------------



                           MET INVESTORS SERIES TRUST


Attest:                                              By:  ____________________________________
                                                     Its _____________________________________
----------------------------

                                                      MET INVESTORS ADVISORY LLC


Attest:                                              By:  ____________________________________
                                                     Its ______________________________________

----------------------------------

                    Appendix A - List of the Trust Portfolios

                  American Funds Moderate Allocation Portfolio
                  American Funds Balanced Allocation Portfolio
                   American Funds Growth Allocation Portfolio

             Appendix B - List of Funds Available to the Portfolios

                    U.S. Government/AAA-Rated Securities Fund
                                    Bond Fund
                                Global Bond Fund
                              High-Income Bond Fund
                               Growth-Income Fund
                                   Growth Fund
                        Growth Small Capitalization Fund
                               International Fund
                                 New World Fund

                             Appendix C - The Order